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                                                                       EXHIBIT A

         AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of April 16, 2003 (this "Agreement"), by and among Diane Recanati ("Diane"), Oudi Recanati ("Oudi"), Leon Recanati ("Leon"), Yudith Yovel Recanati ("Yudith"), Ariel Recanati ("Ariel"), Leon (Lenny) Recanati ("Lenny"), David Recanati ("David"), the SEAVIEW Trust ("SEAVIEW") and The Michael Recanati Trust (the "MR Trust") (the "Stockholders").

         WHEREAS, Diane, Oudi, Leon, Yudith and Ariel entered into a Stockholders Agreement, dated as of November 24, 1999 (the "Original Stockholders Agreement");

         WHEREAS, the Stockholders wish to amend and restate that certain Original Stockholders Agreement pursuant to the terms of this Agreement;

         WHEREAS, the Stockholders are the holders, both directly and indirectly, of certain shares of common stock, $1.00 par value, of Overseas Shipholding Group, Inc., a Delaware corporation (such corporation, together with any "Successor Entity," being herein referred to as the "Company") (such shares of common stock, together with (i) all shares of common stock or other equity securities issued in exchange or substitution for or as a dividend or distribution on such shares of common stock, including without limitation shares of common stock or other equity securities of any Successor Entity referred to in Paragraph 3 below and (ii) any additional shares hereinafter acquired, whether held directly or indirectly, being herein referred to as the "Shares"; provided, however, that such term shall not include shares (a) received by a Stockholder in his/her capacity as an officer, director, employee or consultant of

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the Company, (b) held indirectly through the Recanati Foundation or (c) held indirectly through York Shipping Corporation); and

         WHEREAS, the Stockholders desire to make provision for the voting, transfer and possible sale of the Shares and for the other matters set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Restrictions on Transfer of Share; Etc.

                  (a) The Stockholders hereby agree that, except for transfers to such permitted transferees as may be agreed to from time to time by the Stockholders and as provided under Paragraph 3 below, no Shares shall be directly or indirectly sold, assigned, transferred, pledged or otherwise encumbered or disposed of, including without limitation as a result of the sale, assignment, transfer, pledge or other encumbrance or disposition of any interest in any entity directly or indirectly owning the Shares (any of the foregoing, a "Prohibited Transfer").

                  (b) The Stockholders agree and acknowledge that any attempted Prohibited Transfer in violation of the terms and conditions of this Agreement shall be void ab initio, and that the Stockholders shall not engage in a Prohibited Transfer or agree to engage in a Prohibited Transfer of any Shares held by the Stockholders in violation of this Agreement.

                  (c) Except as specifically contemplated hereby, no Stockholder shall directly or indirectly (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to any Shares, or (ii) enter into any agreements or arrangements of any

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kind with any person or entity with respect to any Shares inconsistent with the provisions of this Agreement.

                  (d) The Stockholders shall cause to be affixed to each certificate evidencing their Shares a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 16, 2003, A COPY OF WHICH IS ON FILE AT DISCOUNT BANK & TRUST CO. (OR AT ANY SUCCESSOR TO DISCOUNT BANK & TRUST CO.), AT ITS PRINCIPAL OFFICE IN GENEVA, SWITZERLAND (OR AT THE PRINCIPAL OFFICE OF ANY SUCH SUCCESSOR). THE HOLDER OF THESE SECURITIES AGREES AND ACKNOWLEDGES THAT NO REGISTRATION OF THE TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTION SHALL HAVE BEEN COMPLIED WITH.

         2.       Family Management Committee; Voting of Shares; Etc.

                  (a) The Stockholders hereby appoint Diane, Oudi, Leon, Yudith, Ariel and Michael Recanati ("Michael") as the members (the "Members") of the family management committee (the "Family Management Committee").

                  (b) Other than in the case of any vote relating to a Sale as contemplated in Paragraph 3(b) below (in which case all Shares shall be voted in accordance with Paragraph 3 below), (i) each Stockholder hereby irrevocably agrees to vote all Shares held by such Stockholder on all matters in accordance with the recommendations (including nominees for directors of the Company), if any, of the Company's management unless otherwise determined by the affirmative vote or written consent of at least a majority of all the Shares owned by the Members then serving on the Family Management Committee (the "Majority Vote of the FMC") and (ii) in the absence any recommendation on any matter of the Company's

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management as aforesaid, each Stockholder hereby irrevocably agrees to vote all
Shares held by such Stockholder on such matter in accordance with any determination of the Majority Vote of the FMC. For the purpose of determining a Majority Vote of the FMC, each Member shall vote the number of Shares such Member owns; provided, however, that (i) with respect to Ariel, the Shares held by Lenny, David and SEAVIEW, or the permitted transferees of Lenny, David and SEAVIEW, shall be deemed to be Shares owned by Ariel for such voting purpose and
(ii) with respect to Michael, the Shares held by the MR Trust, or the permitted transferees of the MR Trust, shall be deemed to be Shares owned by Michael for such voting purpose.

                  (c) The Stockholders hereby agree that the Family Management Committee shall have and may exercise the powers and authority set forth in this Agreement.

         3.       Possible Sale of the Shares; Etc.

                  (a) In the event that the Members of the Family Management Committee representing a Majority Vote of the FMC (the "Majority") shall determine it to be in the best interests of the Stockholders, the Stockholders shall take such action as shall be necessary and appropriate to engage in a Sale (as such term is defined below) of all or part of the Shares of the Stockholders, as shall be determined by the Majority. For purposes of this Agreement, a "Sale" of Shares shall include any sale of the Shares or any other transaction (such as a merger, consolidation, sale of assets or recapitalization involving the Company, any other disposition of Shares by the Stockholders for value, or any similar transaction) which the Majority determines to be a Sale for purposes of this Paragraph 3.

                  (b) In the event the Majority determines that a Sale is in the best interest of the Stockholders, the Stockholders shall take such action as shall be necessary and appropriate to appoint one or more members of the Majority, as the sole and exclusive agents of

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the Stockholders, to negotiate and consummate such Sale on the terms and conditions and for such price as the Majority in the sole judgment thereof shall determine to be in the best interests of the Stockholders. The decisions of the Majority acting under this Paragraph 3 shall be final and binding upon the Stockholders, and the authority hereunder of the Majority shall include the power to execute and deliver all documents and instruments necessary and appropriate to effect the aforesaid transaction and all matters related thereto. The Stockholders shall execute and deliver such certificates and documents, and take such actions as may be necessary and appropriate to facilitate and effect such a Sale, including, in any case where the Sale is a merger or other transaction involving the Company, voting their Shares in favor of the transaction and otherwise cooperating in effectuating such transaction. Unless the Stockholders shall otherwise unanimously agree, with respect to any Sale under this Paragraph 3, in the event of a determination by the Majority to dispose of pursuant to the Sale only a part of the Shares held by the Stockholders, the number of Shares so disposed of by each Stockholder shall be determined on a pro rata basis (in proportion to the number of Shares held by the respective Stockholders immediately prior to such Sale).

                  (c) In the case of any Sale in which the Stockholders receive as consideration or partial consideration for their Shares common stock or other equity securities in the Company, the purchaser, any successor to the Company or any other entity, the Majority may determine that such common stock or other equity securities shall be deemed Shares for all purposes of this Agreement and that any such purchaser or other entity (a "Successor Entity") shall be deemed the Company for all purposes of this Agreement.

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         4.       Custodial Agreement and Deposit of Shares in Custody.

                  (a) Oudi, Leon, Yudith and Ariel have executed and delivered the Custody Agreement, dated as of November 24, 1999 (the "Custody Agreement"), among Oudi, Leon, Yudith, Ariel and Discount Bank & Trust Co., a Swiss corporation (the "Custodian"), and have assigned and delivered, or caused to be assigned and delivered, to the Custodian all Shares owned by such parties to the Custody Agreement. Promptly, upon execution of this Agreement, Lenny, David, SEAVIEW and the MR Trust will take all necessary actions to cause their Shares to be governed by such Custody Agreement with the Custodian or any successor of such Custodian. The Stockholders will also assign and transfer, or cause to be assigned and transferred, to the Custodian all Shares acquired by the Stockholders during the term of this Agreement. The Stockholders shall deposit with the Custodian the certificates representing such Shares, duly endorsed in blank or accompanied by stock powers executed in blank, free and clear of all liens, claims, encumbrances or other rights of third parties, other than encumbrances or rights created by agreements among the Stockholders.

                  (b) Any cash dividends or cash distributions with respect to the Shares held by the Custodian will be paid or distributed to the respective Stockholders owning such Shares or as may otherwise be directed by such respective Stockholders.

                  (c) The Stockholders hereby agree to irrevocably authorize and direct the Custodian to vote all Shares held in custody in accordance with the recommendations of the Company's management (with written notice to the Custodian by the then President of the Company being conclusive evidence for such purpose of any such recommendation) unless otherwise determined by a Majority Vote of the FMC (with written notice to the Custodian by the Majority being conclusive evidence for such purpose of any such recommendation), all as

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contemplated by Paragraph 2 above; provided, however, that, notwithstanding the foregoing, such Shares shall be voted in connection with any Sale in accordance with the determination of the Majority (with written notice to the Custodian by the Majority being conclusive evidence for such purpose of any such determination), all as contemplated by Paragraph 3 above. In the case of any vote not relating to a Sale and in which there has been no recommendation of the Company's management as contemplated above, all Shares held in custody shall be voted in accordance with any determination of the Majority Vote of the FMC (with written notice to the Custodian by the Majority being conclusive evidence for such purpose of such determination). The Stockholders hereby agree to irrevocably authorize and direct the Custodian to take such actions as the Majority may direct in writing to insure compliance with the provisions of Paragraph 3 above. The Stockholders hereby agree to irrevocably authorize and direct the Custodian to take such actions as may be appropriate to insure compliance with the provisions of Paragraph 1 above.

         5.       Miscellaneous.

                  (a) Termination. This Agreement shall terminate only on the Sale of all of the Shares under Paragraph 3 above (unless the Majority shall determine under Paragraph 3(c) above that the common stock or other equity securities received by the Stockholders as consideration or partial consideration in such Sale shall continue to be deemed Shares for purposes of this Agreement, in which case this Agreement shall remain in effect), provided that, notwithstanding the foregoing, the provisions of Paragraph 1 above shall terminate on the twentieth anniversary of the date of this Agreement.

                  (b) Further Assurances. Each Stockholder shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all

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such other agreements, certificates, instruments, and documents as any other
Stockholder hereto from time to time reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

                  (d) Dispute Resolution. In the event of any dispute arising out of or in connection with this Agreement, the parties agree to submit the matter to Professor Jacques-Andre Reymond, in Geneva, acting as a mediator. In case Professor Reymond cannot exercise this function and, in the absence of an agreement between the parties on the identity of the mediator, the mediator shall be designated by the International Chamber of Commerce under the ICC ADR Rules. If the dispute has not been settled within 30 days following the submission of the matter to the mediator or within such other period as the parties may agree in writing, such dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said Rules of Arbitration. The arbitration proceedings shall be conducted in English and the place of arbitration shall be Geneva.

                  (e) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto.

                  (f) Invalidity of Provision. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

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                  (g)      Notice. All notices, requests, claims, demands and
other communications under this Agreement shall be in writing (including telecopy, but only if a telecopy number is specified for such party in this Paragraph 5(g) below, or similar writing) and shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph 5(g) and the appropriate telecopy confirmation is received or
(ii) if given by any other means, when delivered at the address specified in this Paragraph 5(g) (or at such other address for a Stockholder as shall be specified by like notice):

         If to Diane:                   Diane Recanati
                                        944 Fifth Avenue
                                        New York, NY 10021

         If to Oudi:                    Oudi Recanati
                                        9A ch. de la Perriere
                                        CH-1223 Cologny, Switzerland
                                        Fax No.: 41 22 752.50.80

         If to Leon:                    Leon Recanati
                                        Yoav 27 Zahala
                                        Tel Aviv 69081
                                        Israel
                                        Fax No.: 011 972 3 695 20 69

         If to Yudith:                  Yudith Yovel Recanati
                                        64 Kaplan Street
                                        Herzliah Pituah 46743
                                        Israel

         If to Ariel:                   Ariel Recanati
                                        511 Fifth Avenue
                                        New York, NY 10017
                                        Fax. No.: 212-578-1777

         If to the MR Trust:            The Michael Recanati Trust
                                        c/o Michael A. Recanati and
                                        Daniel Pearson, as Investment Trustees
                                        590 Fifth Avenue
                                        19th floor
                                        New York, NY 10036

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         If to Lenny:                   Leon (Lenny) Recanati
                                        77 Shalva Street
                                        Herzlyia Pituah 46662
                                        Israel
                                        Fax No.: 011 972 9 951 2023

         If to David:                   David Recanati
                                        308 East 72nd Street
                                        New York, NY 10021
                                        Fax No.: 212-717-8257

         If to SEAVIEW:                 SEAVIEW Trust
                                        c/o Ariel Recanati
                                        511 Fifth Avenue
                                        New York, NY 10017
                                        Fax No.: 212-578-1777

                  (h) Indemnification. The Stockholders hereby jointly and severally agree to indemnify and hold harmless the Members of the Family Management Committee against and in respect of any liability, loss, damage or expense incurred by the Members of the Family Management Committee in connection with service on such Committee.

                  (i) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                  (j) Execution in counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (k) Application of this Agreement to Diane. Notwithstanding anything in this Agreement to the contrary, (i) the restrictions on Transfer of Shares under Paragraph 1 shall not apply to Diane; (ii) the provisions of Paragraph 3(a) and (b) shall apply to Diane only at her option; and (iii) the provisions relating to the deposit in custody, voting and restrictions on Transfer of Shares under Paragraph 4 shall not apply to Diane.

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                  (l)      Amendment. This Agreement may be amended,
supplemented or modified only by a written instrument duly executed by the Majority; provided, however, (i) the definition of a "Majority Vote of the FMC" in Paragraph 2(b) may be amended, supplemented or modified only by the written unanimous consent of the Stockholders, (ii) the proviso in Paragraph 2(b) relating to the Shares deemed to be owned by Ariel and Michael may be amended, supplemented or modified only by the written consent of Ariel or Michael, respectively, (iii) a Member of the Family Management Committee may be removed only with his or her written consent and (iv) this Agreement may not be otherwise amended, supplemented or modified in a manner that is adverse to a party hereto without such party's written consent.

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                  IN WITNESS WHEREOF, this Agreement has been executed by each of the Stockholders on the date first above written.

                                    /s/ Diane Recanati
                                    --------------------------------------------
                                    DIANE RECANATI

                                    /s/ Oudi Recanati
                                    --------------------------------------------
                                    OUDI RECANATI

                                    /s/ Leon Recanati
                                    --------------------------------------------
                                    LEON RECANATI

                                    /s/ Yudith Yovel Recanati
                                    --------------------------------------------
                                    YUDITH YOVEL RECANATI

                                    /s/ Ariel Recanati
                                    --------------------------------------------
                                    ARIEL RECANATI

                                    /s/ Leon (Lenny) Recanati
                                    --------------------------------------------
                                    LEON (LENNY) RECANATI

                                    /s/ David Recanati
                                    --------------------------------------------
                                    DAVID RECANATI

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                                    THE MICHAEL RECANATI TRUST

                                    /s/ Michael Recanati
                                    --------------------------------------------
                                    By: Michael Recanati, as Investment Trustee

                                    /s/ Daniel Pearson
                                    --------------------------------------------
                                    By: Daniel Pearson, as Investment Trustee

                                    SEAVIEW TRUST

                                    /s/ Ariel Recanati
                                    --------------------------------------------
                                    By: Ariel Recanati, as Trustee

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